Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of The Finish Line, Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•

The Quarterly Report of the Company on Form 10-Q for the thirteen and twenty-six weeks ended September 1, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78); and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: September 27, 2007

By:	/s/ Alan H. Cohen
Alan H. Cohen
Chairman and Chief Executive Officer

By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Executive Vice-President, Chief Financial Officer and Assistant Secretary